UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 17, 2015
PEER TO PEER NETWORK
(Exact name of registrant as specified in its charter)
Nevada	001-33968	45-4928294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2360 Corporate Circle, Suite 400, Henderson, NV		89074-772
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code		(702) 608-7360
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 17, 2015, the registrant Peer to Peer Network ("Company") entered into a certain securities purchase agreement (the "SPA") with LG Capital Funding, LLC ("LG"), pursuant to which the Company issued two convertible notes (together, the "Notes") in the amount of $31,500 each ($63,000 in aggregate), at a rate of 8% per annum. The first of the two convertible notes (the "Note I") was paid by LG on July 21, 2015 in cash in the amount of $31,500 less expenses of $1,500 paid to LG's legal counsel. The second convertible note (the "Back-End Note") shall initially be paid for by an offsetting $31,500 promissory note issued to the Company by Union ("Promissory Note"), provided that prior to the conversion of the Back-End Note, LG must have paid off the Promissory Note in cash.  The Promissory Note is due on March 17, 2016, unless the Company does not meet the "current public information" requirement pursuant to Rule 144, in which case both the Back-End Note and the Promissory Note may be canceled.  The Promissory Note is initially secured by the pledge of the Note, but may be exchanged for other collateral with an appraised value of at least $31,500, upon Company's approval following a three (3) day written notice to the Company.

The term of the Notes is one year, upon which the outstanding principal and interest is payable. The amount funded under the Notes is convertible into Common Stock at any time after the requisite Rule 144 holding period (subject to the condition above for the Back-End Note), at a conversion price equal to 50% of the average of the three lowest trading price in the twenty-eight (28) trading day period prior to the conversion. Interest is payable in cash only. In the event the Company redeems the Note in full, the Company is required to pay off all principal balance, interest and any other amounts owing multiplied by i) 118% if prepaid within 30 days of the issuance date; ii) 124% if prepaid within 31 and 60 days after the issuance date; (iii) 130% if prepaid within 61 and 90 days after the issuance date, (iv) 136% if prepaid within 91 and 120 days after the issuance date, (v) 142% if prepaid within 121 and 150 days after the issuance date, and (vi) 148% if prepaid within 151 and 180 days after the issuance date. There shall be no redemption after the 180th day. The Back-End Note may not be prepaid, except that if the Note is redeemed by the Company within six months of its issuance, all obligations of the Company and LG under the Back-End Note and the Promissory Note will be deemed satisfied and such notes shall automatically be deemed cancelled and of no further force or effect. In the event of default, the amount of principal and accrued interest will bear default interest at a rate of 24% per annum, or the highest rate of interest permitted by law, and the Notes shall become immediately due and payable.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE ARRANGEMENT OF A REGISTRANT.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The Notes were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, ("Securities Act"), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

4.1	8% Convertible Redeemable Note issued to LG dated July 17, 2015
4.2	8% Convertible Redeemable Back End Note issued to LG dated July 17, 2015
4.3	Collateralized Secured Promissory Back End Note issued to the Company by LG dated July 17, 2015
10.1	Securities Purchase Agreement between the Company and LG dated July 17, 2015

SIGNATURES

PEER TO PEER NETWORK

Dated: July 22, 2015
By:/s/Christopher Esposito
Title: Christopher Esposito
Chief Executive Officer